AGREEMENT AND PLAN OF REORGANIZATION AMONG

          CALIFORNIA INVESTMENT TRUST, A MASSACHUSETTS BUSINESS TRUST,
                        CALIFORNIA INVESTMENT TRUST II,
       A MASSACHUSETTS BUSINESS TRUST, AND CALIFORNIA INVESTMENT TRUST, A
                           A DELAWARE STATUTORY TRUST

      This Agreement and Plan of Reorganization (this "Agreement") is made as of this 22nd day of December, 2006 by and among California Investment Trust ("CIT") and California Investment Trust II ("CIT II"), each a Massachusetts business trust (each a "MA-Trust" and collectively, the "MA-Trusts"), and California Investment Trust, a Delaware statutory trust (the "DE-Trust") (the MA-Trusts and the DE-Trust are hereinafter collectively referred to as the "parties").

      In consideration of the mutual promises contained herein, and intending to be legally bound, the parties hereto agree as follows:

1. Plan of Reorganization.

      (a) Upon satisfaction or wavier of the conditions precedent described in
Section 3 hereof, each MA-Trust, on behalf of itself and each of its respective separately designated series, as listed on Exhibit A hereto (collectively, the "MA-Funds"), will convey, transfer and deliver to the DE-Trust, on behalf of each of its separately designated series (collectively, the "DE-Funds") (each of which corresponds to the MA-Fund with the same name, as set forth in Exhibit A), at the closing provided for in Section 2 (hereinafter referred to as the "Closing"), all of each MA-Trust's then-existing assets, including the assets of each MA-Fund (the "Assets"). In consideration thereof, the DE-Trust, on behalf of each DE-Fund, agrees at the Closing (i) to assume and pay when due all obligations and liabilities of the corresponding MA-Fund (including such MA-Fund's pro rata portion of any obligation and liability of the corresponding MA-Trust), existing on or after the Effective Date of the Reorganization (as defined in Section 2 hereof), whether absolute, accrued, contingent or otherwise, including all fees and expenses in connection with this Agreement, which fees and expenses shall, in turn, include, without limitation, costs of legal advice, accounting, printing, mailing, proxy solicitation and transfer taxes, if any (collectively, the "Liabilities"), such Liabilities to become the obligations and liabilities of the corresponding DE-Fund; and (ii) to deliver to the corresponding MA-Trust, on behalf of each MA-Fund, in accordance with paragraph (b) of this Section 1, full and fractional shares of each class of shares of beneficial interest, without par value, of the corresponding DE-Fund, equal in number to the number of full and fractional shares of the corresponding class of shares of beneficial interest, no par value, of that MA-Fund outstanding at the close of business on the business day immediately preceding the Effective Date of the Reorganization. The reorganizations contemplated hereby are each intended to qualify as a reorganization within the meaning of
Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"). The MA-Trusts, on behalf of each MA-Fund, shall distribute to the MA-Funds' shareholders the shares of the corresponding DE-Funds in accordance with this Agreement and the resolutions of the Board of Trustees of each MA-Trust (each individually and together, the "Board of Trustees") authorizing the transactions contemplated by this Agreement.


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      (b) In order to effect the delivery of shares described in Section
1(a)(ii) hereof, the DE-Trust will establish an open account on the records of the DE-Funds for each shareholder of the corresponding MA-Funds and, on the Effective Date of the Reorganization, will credit to such account full and fractional shares of beneficial interest, without par value, of the appropriate class of the DE-Funds equal to the number of full and fractional shares of beneficial interest such shareholder holds in the corresponding class of the corresponding MA-Funds at the close of business on the business day immediately preceding the Effective Date of the Reorganization. At the close of business on the business day immediately preceding the Effective Date of the Reorganization, the net asset value per share of each class of shares of each DE-Fund shall be deemed to be the same as the net asset value per share of the corresponding class of shares of the corresponding MA-Funds. On the Effective Date of the Reorganization, each certificate representing shares of a class of an MA-Fund will be deemed to represent the same number of shares of the corresponding class of the corresponding DE-Fund, provided, however, new certificates representing DE-Trust shares will not be issued to shareholders. Simultaneously with the crediting of the shares of the DE-Funds to the shareholders of record of the corresponding MA-Funds, the shares of the MA-Funds held by such shareholders shall be cancelled.

      (c) As soon as practicable after the Effective Date of the Reorganization, each MA-Trust shall take all necessary steps under Massachusetts business trust law to effect a complete dissolution of such MA-Trust.

      (d) The expenses of entering into and carrying out this Agreement will be borne by the MA-Trusts in such proportion that the net assets of each MA-Trust bears to the total net assets of both MA-Trusts.

2. Closing and Effective Date of the Reorganization.

      The Closing shall consist of (i) the conveyance, transfer and delivery of the Assets to the DE-Trust, on behalf of the DE-Funds, in exchange for the assumption and payment, when due, by the DE-Trust, on behalf of the DE-Funds, of the Liabilities of the corresponding MA-Funds; and (ii) the issuance and delivery of the DE-Funds' shares in accordance with Section 1(b), together with related acts necessary to consummate such transactions. The Closing shall occur either on (a) the business day immediately following the later of the receipt of all necessary regulatory approvals and the final adjournment of the meeting of shareholders of each MA-Trust at which this Agreement is considered and approved, or (b) such later date as the parties may mutually agree ("Effective Date of the Reorganization"). Solely for purposes of subsection (a) above, the effectiveness of one or more post-effective amendments to each MA-Trust's Registration Statement as described below in Section 3(b)(i) shall not be deemed to be a necessary regulatory approval.

3. Conditions Precedent.

      The obligations of the MA-Trusts and the DE-Trust to effectuate the transactions hereunder shall be subject to the satisfaction of each of the following conditions, unless waived by the parties:


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      (a) Such authority and orders from the U.S. Securities and Exchange
Commission (the "Commission") and state securities commissions as may be necessary to permit the parties to carry out the transactions contemplated by this Agreement shall have been received;

      (b) (i) One or more post-effective amendments to each MA-Trust's Registration Statement on Form N-lA ("Registration Statement") under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended (the "1940 Act"), containing such amendments to such Registration Statement as are determined by the officers of each Trust to be necessary and appropriate as a result of this Agreement, shall have been filed with the Commission; (ii) the DE-Trust shall have adopted as its own such Registration Statement, as so amended; (iii) the most recent post-effective amendment or amendments to each MA-Trust's Registration Statement shall have become effective, and no stop order suspending the effectiveness of the Registration Statement shall have been issued, and no proceeding for that purpose shall have been initiated or threatened by the Commission (other than any such stop order, proceeding or threatened proceeding which shall have been withdrawn or terminated); and (iv) for each MA-Trust, an amendment of the Form N-8A Notification of Registration filed pursuant to Section 8(a) of the 1940 Act ("Form N-8A") reflecting the change in legal form of such MA-Trust to a Delaware statutory trust shall have been filed with the Commission and the DE-Trust shall have expressly adopted each such amended Form N-8A as its own for purposes of the 1940 Act;

      (c) Each party shall have received legal opinion(s), to the effect that, assuming the reorganization contemplated hereby is carried out in accordance with this Agreement and the laws of the State of Delaware, and in accordance with customary representations provided by the parties in a certificate(s) delivered to counsel, the reorganizations contemplated by this Agreement each qualify as a "reorganization" under Section 368 of the Code, and thus will not give rise to the recognition of income, gain or loss for federal income tax purposes to the MA-Funds, the DE-Funds or the shareholders of the MA-Funds or the DE-Funds;

      (d) Each MA-Trust shall have received legal opinion(s), dated the Effective Date of the Reorganization, addressed to and in form and substance reasonably satisfactory to the MA-Trusts, to the effect that (i) the DE-Trust is a statutory trust duly formed, validly existing, and in good standing under the laws of the State of Delaware; (ii) this Agreement and the transactions contemplated thereby and the execution and delivery of this Agreement have been duly authorized and approved by all requisite statutory trust action of the DE-Trust and this Agreement, assuming due execution and delivery by the DE-Trust, is a legal, valid and binding agreement of the DE-Trust, enforceable in accordance with its terms; and (iii) the shares of the DE-Trust to be issued in the reorganization have been duly authorized and, upon issuance thereof in accordance with this Agreement, will have been validly issued and fully paid and will be nonassessable by the DE-Trust;

      (e) The DE-Trust shall have received legal opinion(s), dated the Effective Date of the Reorganization, addressed to and in form and substance reasonably satisfactory to the DE-Trust, to the effect that: (i) each MA-Trust is validly existing and is in good standing under the laws of the Commonwealth of Massachusetts; (ii) each MA-Trust is an open-end investment company of the management type registered under the 1940 Act; and (iii) this Agreement and the transactions contemplated hereby and the execution and delivery of this Agreement have been duly authorized and approved by all requisite business trust action of each MA-Trust and this Agreement, assuming due execution and delivery by the MA-Trusts, is a legal, valid and binding agreement of each MA-Trust, enforceable against each MA-Trust in accordance with its terms;


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      (f) The shares of the DE-Funds are eligible for offering to the public in those states of the United States and jurisdictions in which the shares of the corresponding MA-Funds are currently eligible for offering to the public so as to permit the issuance and delivery by the DE-Trust, on behalf of the DE-Funds, of the shares contemplated by this Agreement to be consummated;

      (g) This Agreement and the transactions contemplated hereby shall have been duly adopted and approved by the appropriate action of the Board of Trustees and the shareholders of the MA-Trusts;

      (h) The shareholders of each MA-Trust shall have voted to direct the corresponding MA-Trust to vote, and each MA-Trust shall have voted, as the initial shareholders of each class of the DE-Trust, to:

            (1) Elect as Trustees of the DE-Trust the following individuals:
Messrs. Stephen C. Rogers, James W. Miller, Jr., Harry Holmes and John B. Sias and Kevin T. Kogler and Stephen H. Sutro;

            (2) Approve an Investment Advisory Agreement between CCM Partners ("CCM") and the DE-Trust which is substantially identical to the then-current Investment Advisory Agreement, as amended to date, between CCM and CIT, on behalf of each of its respective series;

            (3) Approve an Investment Advisory Agreement between CCM and the DE-Trust, which is substantially identical to the then-current Investment Advisory Agreement, as amended to date, between CCM and CIT II, on behalf of each of its respective series;

      (i) The Trustees of the DE-Trust shall have duly adopted and approved this Agreement and the transactions contemplated hereby and shall have taken the following actions at a meeting duly called for such purposes:

            (1) Approval of the Investment Advisory Agreements described in paragraphs (h)(2) and (3) of this Section 3 between CCM and the DE-Trust;

            (2) Approval of the assignment to the DE-Trust of the Custody Agreement, dated January 3, 2005, as amended to date, among CIT, CIT II and U.S. Bank National Association;

            (3) Selection of Tait, Weller & Baker LLP as the DE-Trust's independent auditors for the fiscal year ending August 31, 2006;


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            (4) Approval of the assignment to the DE-Trust of the Fund
Accounting and Services Agreement, dated December 3, 2004, among CIT, CIT II and ALPS Mutual Funds Services, Inc.;

            (5) Approval of the assignment to the DE-Trust of the Transfer Agency and Service Agreement, dated December 3, 2004, among CIT, CIT II and ALPS Mutual Funds Services, Inc.;

            (6) Approval of the assignment to the DE-Trust of the Underwriting Agreement between CIT and RFS Partners;

            (7) Approval of the assignment to the DE-Trust of the Underwriting Agreement between CIT II and RFS Partners;

            (8) Approval of the assignment to the DE-Trust of the Restated Fund Administration Servicing Agreement between CIT and CCM;

            (9) Approval of the assignment to the DE-Trust of the Restated Fund Administration Servicing Agreement between CIT II and CCM;

            (10) Approval of the assignment to the DE-Trust of (a) the Distribution Plan of CIT II pursuant to Rule 12b-1 under the 1940 Act; and (b) the Rule 18f-3 Plan of CIT II;

            (11) Authorization of the issuance by the DE-Trust, on behalf of each DE-Fund, prior to the Effective Date of the Reorganization, of one share of each series of shares of beneficial interest of each DE-Fund to the corresponding MA-Trust, on behalf of the corresponding MA-Fund, in consideration for the payment of $1.00 for each such share for the purpose of enabling each MA-Trust to vote on the matters referred to in paragraph (h) of this Section 3, it being agreed that each such share issued shall be redeemed immediately prior to the consummation of the Reorganization;

            (12) Submission of the matters referred to in paragraph (h) of this
Section 3 to the MA-Trusts as initial shareholders of each class of each DE-Fund; and

            (13) Authorization of the issuance and delivery by the DE-Trust, on behalf of each DE-Fund, of shares of the DE-Funds on the Effective Date of the Reorganization and the assumption by the DE-Funds of the Liabilities of the corresponding MA-Funds in exchange for the Assets of the corresponding MA-Funds pursuant to the terms and provisions of this Agreement.

      At any time prior to the Closing, any of the foregoing conditions may be waived or amended, or any additional terms and conditions may be fixed, in the discretion of the management or the Board of Trustees of either MA-Trust or the management or Board of Trustees of the DE-Trust.

4. Dissolution of the MA-Trusts.


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      Promptly following the consummation of the distribution of each class of shares of the DE-Funds to holders of the corresponding class of shares of the corresponding MA-Funds under this Agreement, the officers of each MA-Trust shall take all steps necessary under Massachusetts business trust law to dissolve its business trust status, including publication of any necessary notices to creditors.

5. Termination.

      The Board of Trustees of either MA-Trust may terminate this Agreement and abandon the reorganization contemplated hereby, notwithstanding approval thereof by the shareholders of the MA-Trusts, at any time prior to the Effective Date of the Reorganization if, in the judgment of such Board, the facts and circumstances make proceeding with this Agreement inadvisable.

6. Entire Agreement.

      This Agreement embodies the entire agreement between the parties hereto and there are no agreements, understandings, restrictions or warranties among the parties hereto other than those set forth herein or herein provided for.

7. Further Assurances.

      The MA-Trusts and the DE-Trust shall each take such further action as may be reasonably requested by another party or necessary or desirable and proper to consummate the transactions contemplated hereby.

8. Counterparts.

      This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

9. Governing Law.

      This Agreement and the transactions contemplated hereby shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware.

                  [Remainder of page intentionally left blank]


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      IN WITNESS WHEREOF, the MA-Trusts and the DE-Trust have each caused this
Agreement and Plan of Reorganization to be executed on its behalf by its duly authorized representatives, all as of the day and year first-above written.

                                               CALIFORNIA INVESTMENT TRUST,
                                               a Massachusetts business trust

                                               By  _____________________________

                                               Name: Stephen C. Rogers

                                               Title: President


                                               CALIFORNIA INVESTMENT TRUST II,
                                               a Massachusetts business trust

                                               By  _____________________________

                                               Name: Stephen C. Rogers

                                               Title: President


                                               CALIFORNIA INVESTMENT TRUST,
                                               a Delaware statutory trust

                                               By_______________________________

                                               Name: Stephen C. Rogers

                                               Title: President


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                                    Exhibit A

                                 Corresponds to:

           MA-Funds                                  DE-Funds
California Tax-Free Income Fund            California Tax-Free Income Fund
California Insured Intermediate Fund       California Insured Intermediate Fund
California Tax-Free Money Market Fund      California Tax-Free Money Market Fund
S&P 500 Index Fund                         S&P 500 Index Fund
S&P MidCap Index Fund                      S&P MidCap Index Fund
S&P SmallCap Index Fund                    S&P SmallCap Index Fund
Equity Income Fund                         Equity Income Fund
European Growth & Income Fund              European Growth & Income Fund
Nasdaq-100 Index Fund                      Nasdaq-100 Index Fund
U.S. Government Securities Fund            U.S. Government Securities Fund
The United States Treasury Trust           The United States Treasury Trust
Short-Term U.S. Government Bond Fund       Short-Term U.S. Government Bond Fund